Exhibit (h)(23)

                                     FORM OF

                        ADMINISTRATIVE SERVICES AGREEMENT

         AGREEMENT, dated as of June 1, 2006, among DWS Value Equity Trust, a Massachusetts business trust (the "Trust"), on its own behalf and on behalf of each of the Funds listed on Schedule I to this Agreement (each a "Fund" and together, the "Funds"), as may be amended from time to time, and Deutsche Investment Management Americas, Inc., a Delaware corporation (the "Administrator").

         WHEREAS, the Trust is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

         WHEREAS, the Trust desires to retain the Administrator and its permitted designees to provide certain administrative and fund accounting (the "Services") to the Trust and the Funds on the terms set out in this Agreement, and the Administrator and its designees are willing to provide the Services to the Trust and each Fund on the terms set out in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the covenants contained in this Agreement, the Trust, each Fund, and the Administrator agree as follows:

         1.       Appointment and Services.

                  (a) The Trust appoints the Administrator to provide the administrative services set out in Appendix A to this Agreement (the "Administrative Services") for the benefit of the Trust and the Funds. The Administrator accepts its appointment and agrees to provide the Administrative Services for the compensation set out in this Agreement.

                  (b) The Trust appoints the Administrator to provide the fund accounting services set out in Appendix B to this Agreement (the "Fund Accounting Services") for the benefit of the Trust and the Funds. The Administrator accepts its appointment and agrees to provide the Fund Accounting Services for the compensation set out in this Agreement.

         2.       Fees.

                  (a) For all Administrative Services and Fund Accounting Services provided under this Agreement, the Administrator will be compensated as set out on Appendix C.

                  (b) The Administrator may from time to time agree not to impose all or a portion of its fee otherwise payable under this Agreement and/or undertake to pay or reimburse the Trust for all or a portion of its expenses not otherwise required to be paid by or reimbursed by the Administrator. Unless otherwise agreed, any fee reduction or undertaking may be discontinued or modified by the Administrator at any time. For the month and year in which this Agreement becomes effective or terminates, there will be an appropriate pro ration of any fee based on the number of days that the Agreement is in effect during such month and year, respectively.

                  (c) The Administrator will not be required to pay expenses of any activity which is primarily intended to result in the sale of shares of a Fund if and to the extent that (i) such expenses are required to be borne by a principal underwriter which acts as the distributor of a Fund's shares pursuant to an underwriting agreement which provides that the underwriter shall assume some or all of such expenses, or (ii) the Trust on behalf of a Fund will have adopted a plan in conformity with Rule 12b-1 under the Investment Company Act providing that a Fund (or some other party) will assume some or all of such expenses. The payment of any fees pursuant to a Plan, for each class, is subject to and contingent upon, the continued effectiveness of a duly adopted Plan authorizing the payment for such class.

         3.       Expenses.

                  (a) Except as otherwise provided in this Agreement, the Administrator will pay all costs it incurs in connection with the performance of its duties under this Agreement. The Administrator will pay the compensation and expenses of all of its personnel and will make available, without expense to the Trust, the services of its officers and employees as may duly be elected officers or Trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law.

                  (b) The Administrator will not be required to pay any expenses of the Trust other than those specifically allocated to the Administrator in this Agreement. In particular, but without limiting the generality of the previous sentence, the Administrator will not be required to pay the following Trust expenses: (i) organization expenses of a Fund (including out-of-pocket expenses, but not including the Administrator's overhead or employee costs); (ii) fees payable to the Adviser and to any other advisors or consultants of a Fund; (iii) except as otherwise agreed with the Board of Trustees, fees and expenses incurred by the Trust in connection with membership in investment company organizations; (iv) payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; (v) outside legal, accounting or auditing expenses; (vi) interest, insurance premiums, taxes or governmental fees; (vii) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business; (viii) the expenses of and fees for registering or qualifying shares of the Trust for sale and of maintaining the registration of the Trust and registering the Trust as a broker or a dealer, if applicable; (ix) the compensation and all expenses (specifically including travel expenses relating to Trust business) of Trustees, officers and employees of the Trust who are not affiliated persons of the Administrator; (x) expenses of printing, preparing, edgarizing, mailing and filing Prospectuses (each a "Prospectus") and Statements of Additional Information (each, an "SAI") of a Fund, any supplements thereto, and any other regulatory filings for the Trust or a Fund; (xi) any direct charges to shareholders approved by the Board of Trustees; (xii) costs of shareholders' and other meetings; (xiii) costs in connection with the tabulation of proxies; (xiv) costs incurred in connection with registering with the Public Company Accounting Oversight Board; (xv) transfer agency and custodian expenses; and (xvi) record-keeping and record retrieval costs associated with compliance under the Investment Company Act.

         4.       Delegation.

                  (a) The Administrator, upon prior notice to the Trust and in compliance with applicable law, may delegate any of the Services, or adjust any prior delegation, to any other person or persons that the Administrator controls, is controlled by, or is under common control with, or to specified employees of any such persons, to the extent permitted by applicable law.

                  (b) Subject to prior approval of a majority of the members of a Fund's Board of Trustees, including a majority of the Trustees who are not "interested persons," and, to the extent required by applicable law, by the shareholders of a Fund, the Administrator, upon prior consent of the Trust and in compliance with applicable law, may delegate or outsource any of the Services, or adjust any prior delegation or outsourcing, to any other person or persons unaffiliated with the Administrator or to specified employees of any such persons, to the extent permitted by applicable law.

                  (c) Notwithstanding any delegation under clauses (a) or (b) of this Section 4, the Administrator will continue to supervise the Services provided by such persons or employees and any delegation will not relieve the Administrator of any of its obligations under this Agreement.

         5.       Indemnification.

                  (a) The Administrator will exercise reasonable care and diligence in the performance of its duties under this Agreement.

                  (b) As an inducement to the Administrator undertaking to provide services to Trust and each Fund pursuant to this Agreement, the Trust and each Fund agrees that the Administrator will not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Trust or a Fund in connection with the matters to which this Agreement relates, provided that nothing in this
         Agreement  will  be  deemed  to  protect  or  purport  to  protect  the
         Administrator against any liability to the Trust, a Fund or its shareholders to which the Administrator would otherwise be subject by reason of willful misfeasance, bad faith or negligence in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

                  (c) At any time the Administrator may apply to any officer of a Fund for instructions, and may consult with legal counsel for a Fund, at the expense of the Fund, with respect to any matter arising in connection with this Agreement; and it will not be liable for any action taken or omitted by it in good faith in reliance upon such instructions or upon the advice of such counsel. The Administrator is authorized to act on the orders, directions or instructions of such persons as the Board of Trustees from time to time designates by resolution. The Administrator will be protected in acting upon any paper or document, including any orders, directions or instructions, reasonably believed by it to be genuine and to have been signed by the proper person or persons; and the Administrator will not be held to have notice of any change of authority of any person so authorized by a Fund until receipt of written notice from the Fund.

                  (d) In carrying out the Fund Accounting Services under this Agreement the Administrator will be entitled to receive, and may rely upon, information furnished it by means of Proper Instructions (as defined below), including but not limited to: (i) the manner and amount of accrual of expenses to be recorded on the books of each Fund; (ii) the source of quotations to be used for securities as may not be available through the Administrator's normal pricing services; (iii) the value to be assigned to any asset for which no price quotations are readily available; (iv) if applicable, the manner of computation of the public offering price and other computations as may be necessary; (v) transactions in portfolio securities; (vi) transactions in capital shares; and (vii) information received from any third party transfer agent of a Fund.

                  "Proper Instructions" means any certificate, letter or other instrument or telephone call reasonably believed by the Administrator to be genuine and to have been properly made or signed by any authorized officer of a Fund or person reasonably believed by the Administrator as being authorized by the Board of Trustees of a Fund. Proper Instructions may include communications effected directly between electro-mechanical or electronic devices as from time to time agreed to by an authorized officer of a Fund and the Administrator.

         6.       Term and Termination.

                  (a) This Agreement will remain in force until September 30, 2006 and continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees who are not parties to this Agreement or "interested persons" of any party to this Agreement.

                  (b) This Agreement will automatically terminate in the event of its assignment. Either party to this Agreement may terminate this Agreement or any Service under this Agreement without penalty by an instrument in writing delivered or mailed to the other party. A Fund may effect a termination under this Agreement by a vote of (i) a majority of the Trustees of the Fund who are not interested persons of the Fund and who have no direct or indirect financial interest in the operation of this Agreement or in any other agreement related to this Agreement or (ii) a majority of the outstanding voting securities of the Fund. Any termination under this Section will take effect not sooner than sixty (60) days after the date of delivery or mailing of such notice of termination, unless a Fund terminates this Agreement or Service under this Agreement due to a material failure of the Administrator to fulfill its obligations under this Agreement or with respect to the Service, in which case the termination will take effect immediately. Upon termination, the Administrator (or any designee of the Administrator) will turn over to the Trust or its designee, and cease to be obligated to retain in the Administrator's files, any and all records pertaining to the terminated Services under this Agreement; provided, however, the Administrator (or its designee) in its discretion may make and retain copies of any and all such records and documents that it determines appropriate or for its protection.

         7. Amendment. This Agreement, including any Schedule or Appendix to this Agreement, may be amended at any time by mutual agreement of the parties.

         8. Services Not Exclusive. The Administrator's services pursuant to this Agreement are not exclusive, and it is understood that the Administrator may perform similar services for other persons. In acting under this Agreement, the Administrator will be an independent contractor and not an agent of the Trust or the Funds. The Administrator and its affiliates, by separate agreement with the Trust or a Fund, may also serve the Trust or a Fund in other capacities.

         9. Other Interests. It is understood that the Trustees and Officers of the Trust and the shareholders of the Funds are or may be or become interested in the Administrator or its affiliates as directors, officers, employees, shareholders or otherwise and that directors, officers, employees and shareholders of the Administrator and its affiliates are or may be or become similarly interested in the Funds, and that the Administrator and its affiliates may be or become interested in the Funds as shareholder or otherwise. It is also understood that directors, officers, employees and shareholders of the Administrator and its affiliates may be or become interested (as directors, officers, employees, shareholders or otherwise) in other companies or entities (including but not limited to, other investment companies) controlling, controlled by or under common control with the Administrator, its affiliates or subsidiaries or which the Administrator, its affiliates or subsidiaries may in the future organize, sponsor or acquire, or with which they may merge or consolidate.

         10.      Limited Recourse.

                  (a) With respect to any claim by the Administrator for recovery of that portion of any fees or reimbursable expenses (or any other liability of a Fund arising under this Agreement) related to a particular series and class of a Fund, whether in accordance with the express terms of this Agreement or otherwise, the Administrator will have recourse solely against the assets of that series and class to satisfy the claim and will have no recourse against the assets of any other series and class of any Fund.

                  (b)  The  Trust's   Declaration  of  Trust,  as  amended  from
         time-to-time (the "Declaration"), a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of The Commonwealth of Massachusetts, provides that the name "DWS Value Equity Trust" refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder of a Fund, or Trustee, officer, employee, or agent of the Trust, will be subject to claims against or obligations of the Trust or of the Fund to any extent whatsoever, but that the Trust estate only will be liable.

                  (c) The Administrator is hereby expressly put on notice of the limitation of liability as set forth in the Declaration and it agrees that the obligations assumed by the Trust on behalf of each Fund pursuant to this Agreement will be limited in all cases to a Fund and its assets, and it will not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund or any other series of the Trust, or from any Trustee, officer, employee or agent of
         the  Trust.   The   Administrator   understands  that  the
         rights and obligations of each Fund, or series, under the Declaration are separate and distinct from those of any and all other series.

         11. Internal Controls. The Administrator will maintain sufficient policies and procedures to reasonably ensure its ability to perform the services under this Agreement, and will monitor compliance with its policies and procedures.

         12.      Miscellaneous.

                  (a) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  (b) In interpreting the provisions of this Agreement, the definitions under the Investment Company Act (particularly the definitions of "interested person," "affiliated person," "assignment" and "majority of the outstanding voting securities") will be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation, or order.

                  (c) In connection with the operation of this Agreement, the Trust and the Administrator may agree from time to time on interpretations of or in addition to the provisions of this Agreement as in their joint opinions may be consistent with this Agreement. Any such interpretive or additional provisions will be in writing, signed by both parties and annexed, but no such provisions will be deemed to be an amendment of this Agreement.

                  (d) If the Administrator is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of fire, flood, storm, strike, lockout or other labor trouble, riot, war, rebellion, accidents, acts of God, acts of terrorism, equipment, utility or transmission failure or damage, and/or any other cause or casualty beyond the reasonable control of the Administrator, whether similar to the foregoing matters or not, then, upon written notice to a Fund, the requirements of this Agreement that are affected by such disability, to the extent so affected, will be suspended during the period of such disability; provided, however, that the Administrator will make reasonable effort to remove such disability as soon as possible.

                  (e)  This   Agreement   will  be  governed  and  construed  in
         accordance with the laws of the State of New York applicable to agreements made and to be performed entirely in that jurisdiction, without regard to that jurisdiction's conflict of laws provisions, provided that nothing in this Agreement will be construed in a manner inconsistent with the Investment Company Act, or in a manner which would cause a Fund to fail to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended.

                  (f) This Agreement constitutes the entire agreement between the parties concerning the subject matter, and supersedes any and all prior understandings.

                  (g) If any provision of this Agreement is held or made invalid by a court decision, statute, rule or otherwise, the remainder will not be affected.

                  (i) Any notice required under this Agreement will be sufficiently given when delivered or mailed to the other party at the address of such party set out below or to such other persons or at such address as such party may from time to time specify in writing to the other party.

                  If to Trust:          John Millette
                                        DWS Value Equity Trust
                                        Two International Place, 13th Floor
                                        Boston, MA 02110-4103

                  If to Administrator:  Michael Clark
                                        Deutsche Investment Management Americas, Inc.
                                        345 Park Avenue
                                        New York, NY 10154

                  (j) Except as otherwise provided in this Agreement or as required by law, the Administrator will keep confidential all records of and information in its possession relating to the Trust, and or its shareholders or shareholder accounts and will not disseminate those records and information except at the request of or with the consent of a Fund.

                 [The rest of this page is intentionally blank]

IN WITNESS WHEREOF, the Trust and the Administrator have caused this Agreement to be executed as of the day and year first above written.


                                 DWS Value Equity Trust


                                 By: ____________________________
                                     Name: John Millette
                                     Title: Vice President & Secretary


                                 DWS Value Equity Trust, on
                                 behalf of the Funds set out on Schedule I


                                 By: ____________________________
                                     Name:  John Millette
                                     Title: Vice President & Secretary


                                 Deutsche Investment Management Americas, Inc.

                                 By: ______________________________
                                     Name: Michael Colon
                                     Title: Chief Operating Officer

                                                                      SCHEDULE I

                                                       FUNDS
------------------------------------------------------ -------------------------

Fund                                                   Effective Date of this
                                                       Agreement
------------------------------------------------------ -------------------------
DWS Enhanced S&P 500 Index Fund                        June 1, 2006
------------------------------------------------------ -------------------------
DWS Equity Income Fund                                 July 1, 2006
------------------------------------------------------ -------------------------

                                                                      APPENDIX A

                             ADMINISTRATIVE SERVICES

Services
--------

Subject to the oversight and control of the Trustees of the Trust, the Administrator will manage, supervise and conduct all business and affairs of the Trust in connection with its operation as an open-end fund, other than those governed by the Investment Management Agreement or otherwise provided by other parties, including without limitation:

                  1.  provide  the  Trust  with   personnel  as  are  reasonably
         necessary to perform the Services;

                  2. arrange for the preparation and filing for the Trust of all required tax returns;

                  3. (a) the preparation and submission of reports and meeting materials to the Board of Trustees and to existing shareholders and (b) prepare and file the periodic updating of the Trust's prospectus and statement of additional information and the prepare and file any currently required or to be required reports filed with the Securities and Exchange Commission and other regulatory and self-regulatory authorities including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Registration Statement, semi-annual reports on Form N-SAR, Form N-CSR, Form N-Q, and notices pursuant to Rule 24f-2 under the Investment Company Act;

                  4. maintain all of the Trust's records as required by the Investment Company Act, except for those records to be maintained by the investment adviser under the Investment Management Agreement or by another party under any other agreement with the Trust;

                  5. provide the Trust with adequate office space and all necessary office equipment and services, including but not limited to telephone service, heat, utilities, stationary supplies and similar items;

                  6. supervise, negotiate contractual arrangements with (to the extent appropriate) and monitor the performance of, third party accounting agents, custodians, depositories, transfer agents, pricing agents, independent accountants and auditors, attorneys, printers, insurers and other persons in any capacity deemed to be necessary or desirable to Trust or Fund operations;

                  7. oversee the tabulation of proxies;

                  8. monitor the valuation of portfolio securities and monitor compliance with board-approved valuation procedures;

                  9. assist in establishing the accounting and tax policies of each Fund;

                  10. assist in the resolution of accounting issues that may arise with respect to each Fund's operations and consulting with each Fund's independent accountants, legal counsel and each Fund's other agents as necessary in connection therewith;

                  11. establish and monitor each Fund's operating expense budgets;

                  12. review each Fund's bills and process the payment of bills that have been approved by an authorized person of the applicable Fund;

                  13. assist each Fund in determining the amount of dividends and distributions available to be paid by each Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer agent and the custodian with the information that is required for those parties to effect the payment of dividends and distributions;

                  14. provide to the Trust's Board of Trustees periodic and special reports as the Board may reasonably request, including but not limited to reports concerning the services of the administrator, custodian, shareholder service and transfer agents;

                  15. provide assistance with investor and public relations matters;

                  16. monitor the registration of shares under applicable federal and state securities law; and

                  17. otherwise assist the Trust as it may reasonably request in the conduct of each Fund's business.

                                                                      APPENDIX B

                            FUND ACCOUNTING SERVICES

Services
--------

Subject to the general supervision of the Board of Trustees of the Trust, the Administrator will provide the following fund accounting services to the Trust:

                  1. Maintain and preserve all accounts, books, financial records and other documents as are required of each Fund under Section 31 of the Investment Company Act and Rules 31a-1, 31a-2 and 31a-3 under the Investment Company Act, applicable federal and state laws and any other law or administrative rules or procedures which may be applicable to a Fund, other than (a) those accounts, books and financial records required to be maintained by a Fund's custodian or (b) transfer agent and/or books and records maintained by all other service providers necessary for a Fund to conduct its business as a registered open-end management investment company. All such books and records shall be the property of the applicable Fund and will at all times during regular business hours be open for inspection by, and will be surrendered promptly upon request of, duly authorized officers of the Fund. All such books and records will at all times during regular business hours be open for inspection, upon request of duly authorized officers of the applicable Fund, by employees or agents of the applicable Fund and employees and agents of the Securities and Exchange Commission.

                  2. Record the current day's trading activity and other proper bookkeeping entries as are necessary for determining that day's net asset value and net income.

                  3. Maintain records in accordance with generally accepted accounting principles to the extent required under applicable law.

                  4. Calculate performance for each Fund, including the total return yield, the SEC yield and the distribution yield.

                  5. Render statements or copies of records as from time to time are reasonably requested by a Fund.

                  6. Facilitate audits of accounts by a Fund's independent public accountants or by any other auditors employed or engaged by a Fund or by any regulatory body with jurisdiction over the applicable Fund.

                  7. Compute each Fund's net asset value per share, and, if applicable, its public offering price and/or its daily dividend rates and money market yields, in accordance with this Agreement and notify the applicable Fund and any other persons as that Fund may reasonably request of the net asset value per share, the public offering price and/or its daily dividend rates and money market yields. In connection with the computation:

                        (i) The Administrator will compute each Fund's net asset value, including net income, in a manner consistent with the specific provisions of the Registration Statement. The computation will be made as of the time or times specified in each Fund's Registration Statement.

                        (ii) The Administrator will compute the daily dividend rates and money market yields, if applicable, in accordance with the methodology set out in each Fund's Registration Statement.

                        (iii) For purposes of valuing the securities of a Fund, securities will be valued in accordance with (a) that Fund's Registration Statement; (b) the resolutions of the Board of Trustees of each Fund at the time in force and applicable, as they may from time to time be delivered to the Administrator, and (c) Proper Instructions from the officers of each Fund or other persons as are from time to time authorized by the Board of Trustees of the applicable Fund to give instructions with respect to computation and determination of the net asset value. The Administrator may use one or more external pricing services, including broker-dealers, provided that an appropriate officer of the applicable Fund will have approved such use in advance.

                                                                      APPENDIX C

        ADMINISTRATIVE SERVICES AND FUND ACCOUNTING SERVICES FEE SCHEDULE

The Trust on behalf of each Fund will pay the Administrator in United States Dollars following the last day of each month the unpaid balance of a fee equal to the sum of all the daily management accruals from the previous month. The daily management accrual is calculated on a daily basis by multiplying a Fund's prior day's net assets by 0.100% and dividing that product by the number of days in that year. The Administrator will be entitled to receive during any month such interim payments of its fee under this Agreement as it will request, provided that no such payment will exceed 75 percent of the amount of its fee then accrued on the books of a Fund and unpaid.

The "average daily net assets" of each Fund will mean the average of the values placed on the Fund's net assets as of 4:00 p.m. (New York time) on each day on which the net asset value of the Fund is determined consistent with the provisions of Rule 22c-1 under the Investment Company Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such time. The value of the net assets of each Fund will always be determined pursuant to the applicable provisions of the Trust's Declaration, as amended from time-to-time and the Registration Statement. If the determination of net asset value for a Fund does not take place for any particular day, then for the purposes of this Agreement, the value of the net assets of the Fund as last determined will be deemed to be the value of its net assets as of 4:00 p.m. (New York time), or as of such other time as the value of the net assets of the Fund's portfolio may be lawfully determined on that day. If a Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day will be deemed to be the sole determination thereof on that day for the purposes of this Agreement.